As filed with the Securities and Exchange Commission on September 27, 2000.
                                                      Registration No. 333-

                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                  FORM S-3
                        REGISTRATION STATEMENT UNDER
                         THE SECURITIES ACT OF 1933

                        NORFOLK SOUTHERN CORPORATION
           (Exact name of registrant as specified in its charter)

           Virginia                                    (52-1188014)
 (State or other jurisdiction of                    (I.R.S. Employer
 incorporation or organization)                     Identification Number)

                           ----------------------

                           Three Commercial Place
                          Norfolk, Virginia 23510
                               (757) 629-2600
                (Address, including zip code, and telephone
                      number, including area code, of
                 registrant's principal executive offices)

                           ----------------------

                                J. Gary Lane
                        Senior Vice President - Law
                        Norfolk Southern Corporation
        3 Commercial Place, Norfolk, Virginia 23510, (757) 629-2818 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  Copy to:

                          Vincent J. Pisano, Esq.
                  Skadden, Arps, Slate, Meagher & Flom LLP
                Four Times Square, New York, New York 10036
                               (212) 735-3000
                           ----------------------

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                          (continued on next page)



                      CALCULATION OF REGISTRATION FEE
==============================================================================

Title of each                    Proposed         Proposed
  class of                        maximum          maximum
securities to                  offering price     aggregate      Amount of
be registered   Amount to be     per unit       offering price  registration
                registered(1)     (1)(2)           (1)(2)            fee
-------------- -------------- --------------- ---------------- -------------

Common Stock
(including
preferred stock
purchase rights)
(3) (4)

Preferred Stock(3)

Depositary Shares(3)

Debt Securities
--------------- ------------- --------------- ---------------- -------------

         Total                 100%            $1,000,000,000    $264,000
=============== ============= ===============  ==============  =============

(1) In United States dollars or the equivalent thereof in any other currency or currencies, currency unit or units, or composite currency or currencies. Such amount represents the aggregate offering price of any combination of the debt securities, preferred stock, depositary shares and common stock.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457. The aggregate public offering price of the securities registered hereby will not exceed $1,000,000,000.

(3) Also includes such indeterminate number of shares of common stock (including preferred stock purchase rights), preferred stock and depositary shares as may be issued upon conversion of or in exchange for any debt securities, preferred stock or depositary shares registered hereunder that provide for conversion or exchange into other securities. No separate consideration will be received for the common stock, preferred stock or depositary shares issuable upon conversion of or in exchange for debt securities, preferred stock or depositary shares.

(4) Commencing on October 16, 2000, attached to each share of common stock is one right to purchase 1/1000th of a share of Norfolk Southern Corporation's Series A Junior Participating Preferred Stock, issued under Norfolk Southern Corporation's shareholder rights agreement.

                           ----------------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.



PROSPECTUS


$1,000,000,000

NORFOLK SOUTHERN CORPORATION
Common Stock, Preferred Stock, Depositary Shares and Debt Securities


         We may sell, from time to time, in one or more offerings:

                 o         common stock
                 o         preferred stock
                 o         depositary shares
                 o         debt securities

         The total offering price of these securities, in the aggregate, will not exceed $1,000,000,000. We will provide the specific terms of any securities we actually offer for sale in supplements to this prospectus. You should read this prospectus and the supplements carefully before you decide to invest in any of these securities.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

             The date of this prospectus is September 27, 2000.


                             TABLE OF CONTENTS

                                                                          Page


Where You Can Find More Information..........................................6

Incorporation by Reference...................................................6

About this Prospectus........................................................7

Certain Forward-Looking Statements...........................................8

Norfolk Southern Corporation.................................................8

Use of Proceeds..............................................................9

Ratio of Earnings to Fixed Charges...........................................9

The Securities We May Offer.................................................10

Description of Capital Stock................................................10

Description of the Depositary Shares........................................13

Description of Debt Securities..............................................17

Plan of Distribution........................................................22

Legal Opinions..............................................................23

Experts  ...................................................................23



                    WHERE YOU CAN FIND MORE INFORMATION

         We file reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Our SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You also may read and copy any document we file with the SEC at the SEC's public reference rooms at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; Seven World Trade Center, 13th Floor, New York, New York 10048; and Citicorp Center, 5000 West Madison Street (Suite 1400), Chicago, Illinois 60601. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Our common stock is listed and traded on the New York Stock Exchange (the "NYSE"). You may also inspect the information we file with the SEC at the NYSE, 20 Broad Street, New York, New York 10005. Our Internet address is http://www.nscorp.com.


                         INCORPORATION BY REFERENCE

         The SEC allows us to "incorporate by reference" the information in documents we file with it. This means that we can disclose important information to you by referring you to those documents. Any information we incorporate in this manner is considered part of this prospectus. Any information we file with the SEC after the date of this prospectus automatically will update and supersede information contained in this prospectus.

         We incorporate by reference the following documents that we have filed with the SEC:

         o        Annual Report on Form 10-K for the year ended December
                  31, 1999;

         o Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000;

         o Current Reports on Form 8-K, dated March 31, 2000, May 23, 2000, May 24, 2000 and September 26, 2000;

         o Registration Statement on Form 8-B, dated April 23, 1982, describing our common stock, including any amendments or reports filed for the purpose of updating such description; and

         o Registration Statement on Form 8-A, dated September 26, 2000, describing our preferred stock purchase rights plan, including any amendments or reports filed for the purpose of updating such description.

         We also incorporate by reference any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date of this prospectus but before the end of the offering of the securities under this prospectus.

         You may request a copy of any filings referred to above (including exhibits), at no cost, by contacting us at the following address: Norfolk Southern Corporation, Three Commercial Place, Norfolk, Virginia 23510-9219,
Attention: Corporate Secretary, telephone number: (757) 629-2680.


                           ABOUT THIS PROSPECTUS

         This prospectus is part of a "shelf" registration statement that we filed with the SEC. By using a shelf registration statement, we may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus in a dollar amount that does not exceed $1,000,000,000. For further information about our business and the securities, you should refer to this registration statement and its exhibits. The exhibits to our registration statement and the documents we incorporate by reference contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we may offer, you should review the full text of these documents. The registration statement can be obtained from the SEC as indicated under the heading "Where You Can Find More Information."

         This prospectus provides you with only a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement also may add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described above under the heading "Where You Can Find More Information."

                           ----------------------

         You should rely only on the information contained or incorporated by reference in this prospectus and the prospectus supplement. We have not authorized anyone to provide you with different information. If anyone does provide you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the SEC and incorporated by reference in this prospectus, is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.


                     CERTAIN FORWARD-LOOKING STATEMENTS

         This prospectus (including the documents incorporated by reference herein) contains certain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and information relating to Norfolk Southern Corporation ("Norfolk Southern" or the "Company") that is based on the beliefs of management as well as assumptions made by, and information currently available to, the management of Norfolk Southern. When used in this prospectus or any prospectus supplement, the words "anticipate," "believe," "estimate," "expect," "intend" and similar expressions, as they relate to Norfolk Southern or the management of Norfolk Southern, identify forward-looking statements. Such statements, which include, without limitation, the matters set forth herein or in any prospectus supplement under the caption "Norfolk Southern Corporation," reflect the views of the Company with respect to future events over which the Company has no or incomplete control. In addition, realization of the expected outcomes is subject to certain risks. These forward-looking statements also are subject to uncertainties and assumptions relating to the operations and results of operations of Norfolk Southern. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein, or in any prospectus supplement, as anticipated, believed, estimated, expected, intended or with words of similar import.


                        NORFOLK SOUTHERN CORPORATION

         Norfolk Southern, a Virginia-based holding company, was incorporated on July 23, 1980 under the laws of the Commonwealth of Virginia. In 1982, Norfolk Southern acquired control of Southern Railway Company ("Southern") and Norfolk and Western Railway Company ("NW"). Effective December 31, 1990, Southern changed its name to Norfolk Southern Railway Company ("NSR"), and Norfolk Southern transferred all common stock of NW to NSR (making NW a wholly owned subsidiary of NSR). Effective September 1, 1998, NW was merged with and into NSR. NSR, with its consolidated subsidiaries, primarily engages in the transportation of freight by rail in a single interterritorial system that extends over approximately 21,800 miles of road in 22 states, in the District of Columbia and in the Province of Ontario, Canada. Another of the Company's subsidiaries, Pocahontas Land Corporation, manages approximately one million acres of natural resource properties in Alabama, Illinois, Kentucky, Tennessee, Virginia and West Virginia.

         As more particularly detailed in the various filings we have incorporated by reference herein, Norfolk Southern and CSX Corporation ("CSX") secured the approval of the Surface Transportation Board, successor to the Interstate Commerce Commission, to own and control Conrail Inc. ("Conrail"), the principal subsidiary of which is Consolidated Rail Corporation ("CRC"), a common carrier that offers rail transportation services in the Northeast. Through a jointly owned entity, Norfolk Southern and CSX own the stock of Conrail. On June 1, 1999, Norfolk Southern and CSX, through their respective railroad subsidiaries, began operating separate portions of Conrail's rail routes and assets. Substantially all such assets are owned by two wholly owned subsidiaries of CRC; one of those subsidiaries, Pennsylvania Lines LLC ("PRR"), has entered into various operating and leasing arrangements with NSR. Certain rail assets still are owned by CRC, which operates them for the joint and exclusive benefit of and use by NSR and the rail subsidiary of CSX.

         Our executive offices are located at Three Commercial Place, Norfolk, Virginia 23510-2191, telephone number: (757) 629-2600. Unless the context indicates otherwise, references to "Norfolk Southern" or the "Company" are references to Norfolk Southern Corporation and its consolidated subsidiaries.


                              USE OF PROCEEDS

         Unless the accompanying prospectus supplement indicates otherwise, we expect to use the net proceeds we receive from any offering of these securities for our general corporate purposes, including the redemption and refinancing of outstanding indebtedness, acquisitions, increasing our working capital and other business opportunities.


                     RATIO OF EARNINGS TO FIXED CHARGES

         In order to compute the ratio of earnings to fixed charges, "earnings" represents our income before income taxes, plus our share of Conrail's income before income taxes, net of equity in earnings of Conrail included in Norfolk Southern's income from continuing operations before taxes as reported, plus our interest expenses and our portion of Conrail's interest expenses (including, in each case, a portion of rental expenses that represents interest), and our subsidiaries' preferred stock dividend requirements, less our equity in the undistributed earnings of companies in which we have a 20%-49% ownership interest. "Fixed charges" represents Norfolk Southern's interest expenses and our portion of Conrail's interest expenses (including, in each case, a portion of rental expenses that represents interest), plus our capitalized interest and our subsidiaries' preferred stock dividend requirements on a pretax basis.

         The following table sets forth our ratio of earnings to fixed charges for each period indicated:


                           Six Months
                             Ended
                            June 30,            Year Ended December 31
                            --------
                         2000(1)   1999     1999    1998   1997   1996   1995
                         -------   ----     ----    ----   ----   ----   ----

Ratio of Earnings to
Fixed Charges             1.27    1.65      1.53    2.39   2.99   6.84   6.63

(1) Pretax earnings for the six months ended June 30, 2000, included a $101 million work force reduction charge, which lowered net income by $62 million. The charge included pension expense associated with a voluntary early retirement program and protective benefits related to other actions taken to reduce the size of the work force. Excluding the effects of this charge, the ratio of earnings to fixed charges for the six months ended June 30, 2000, would have been 1.54.

                        THE SECURITIES WE MAY OFFER

         We may sell from time to time, in one or more offerings, common stock, preferred stock, depositary shares and debt securities in a dollar amount that does not exceed $1,000,000,000. This prospectus contains only a summary of the securities we may offer. The specific terms of any securities we actually offer for sale, together with the terms of that offering, the initial price and the net proceeds to the Company from the sale of such securities, will be set forth in an accompanying prospectus supplement. That prospectus supplement also will contain information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

                        DESCRIPTION OF CAPITAL STOCK

         The following summary of our common stock and preferred stock is not meant to be a complete description. For more information, you also should refer to our Restated Articles of Incorporation (the "Articles of Incorporation"), our Bylaws (the "Bylaws"), the Virginia Stock Corporation Act (the "Virginia Act") and the Rights Agreement (the "Rights Agreement"), dated as of September 26, 2000, between Norfolk Southern and The Bank of New York. Under the Articles of Incorporation, our authorized capital stock consists of 1,350,000,000 shares of common stock, par value $1.00 per share, and 25,000,000 shares of preferred stock, without par value. We will describe the specific terms of any common stock or preferred stock we may offer in a prospectus supplement. The specific terms we describe in a prospectus supplement may differ from the terms we describe below.

Common Stock

         As of August 31, 2000, Norfolk Southern had 383,486,282 shares of common stock issued and outstanding. For all matters submitted to a vote of stockholders, each holder of common stock is entitled to one vote for each share registered in his or her name on the books of the Company. Our common stock does not have cumulative voting rights. As a result, subject to the voting rights of any outstanding preferred stock (of which there currently is none), the persons who hold 50% or more of the outstanding common stock entitled to elect members of the board of directors (the "Board"), can elect all of the directors who are up for election in a particular year.

         If the Board declares a dividend, common stockholders will receive payments from the funds of Norfolk Southern that are legally available to pay dividends. However, this dividend right is subject to any preferential dividend rights we may grant to the persons who hold preferred stock, if any is issued. If Norfolk Southern is dissolved, the holders of common stock will be entitled to share ratably in all the assets that remain after we pay (i) our liabilities and (ii) any amounts we may owe to the persons who hold our preferred stock, if any is issued. Common stockholders do not have preemptive rights, and they have no right to convert their common stock into any other securities. All outstanding shares of common stock are duly authorized, validly issued, fully paid and nonassessable.

         The transfer agent and registrar for our common stock is The Bank of New York.

Preferred Stock

         No shares of preferred stock are issued or outstanding. However, 600,000 shares of preferred stock designated as "Series A Junior Participating Preferred Stock" are authorized and reserved for issuance in connection with the Rights Agreement described below. Our Articles of Incorporation authorize the Board to issue preferred stock in one or more series and to determine the liquidation preferences, voting rights, dividend rights, conversion rights and redemption rights of each such series. The ability of the Board to issue and set the terms of preferred stock could make it more difficult for a third person to acquire control of Norfolk Southern. The Board has the authority to fix the following terms of any series of preferred stock, each of which will be set forth in the related prospectus supplement:


        o         the designation of the series;
        o         the number of shares offered;
        o         the initial offering price;
        o the dividend rate, the dividend periods, the dates payable and whether dividends will be cumulative or noncumulative;
        o         the voting rights;
        o         any redemption or sinking fund provisions;
        o         any conversion or exchange provisions;
        o         whether the shares will be listed on a securities exchange;
        o the liquidation preference, and other rights that arise upon the liquidation, dissolution or winding-up of Norfolk Southern; and
        o any other rights, preferences and limitations that pertain to the series.

         Norfolk Southern will designate the transfer agent and registrar for each series of preferred stock in the prospectus supplement.

Rights to Purchase Series A Junior Participating Preferred Stock.

         On September 26, 2000, the Board adopted the Rights Agreement and declared a dividend of one right for each share of common stock outstanding as of October 16, 2000. Each right entitles the holder to purchase one one-thousandth (1/1000th) of a share of a new series of preferred stock of the Company designated as "Series A Junior Participating Preferred Stock" at an exercise price of $85.00. Rights are only exercisable (under certain circumstances specified in the Rights Agreement) when there has been a distribution of the rights (and such rights are no longer redeemable by the Company). A distribution of the rights would occur upon the earlier of: (i) 10 business days (or such later date as the Board shall determine) following a public announcement that any person or group has acquired beneficial ownership of 15% or more of the outstanding shares of common stock, other than as a result of repurchases of stock by the Company or through inadvertence by certain institutional stockholders or (ii) 10 business days (or such later date as the Board shall determine) following the commencement of a tender offer or exchange offer that would result in any person or group acquiring beneficial ownership of 15% or more of the outstanding shares of common stock.

         The rights will expire at 5:00 P.M. (New York City time) on September 26, 2010, unless such date is extended or the rights are earlier redeemed or exchanged by the Company. Until a right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, no right to vote or to receive dividends.

         If any person or group acquires 15% or more of the Company's outstanding common stock, the "flip-in" provision of the rights will be triggered and the rights will entitle a holder (other than such person or any member of such group, as such rights will be null and void) to acquire a number of additional shares of the Company's common stock having a market value of twice the exercise price of each right. In the event the Company is involved in a merger or other business combination transaction, each right will entitle its holder to purchase, at the right's then-current exercise price, a number of shares of the acquiring company's common stock having a market value at that time of twice the rights' exercise price.

         Any of the provisions of the Rights Agreement may be amended by the Board prior to the distribution of the rights. After such distribution, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of rights or to shorten or lengthen any time period under the Rights Agreement. The foregoing notwithstanding, no amendment may be made at such time as the rights are not redeemable.

         The existence of the Rights Agreement and the rights is intended to deter coercive or partial offers which will not provide fair value to all stockholders and to enhance the Board's ability to represent all stockholders and thereby maximize stockholder value.

Certain Provisions of Our Articles of Incorporation

         Our Articles of Incorporation contain certain provisions that, in effect, may delay, deter or prevent a third person from acquiring control of Norfolk Southern. Under the Articles of Incorporation, the Board consists of three classes of directors; each class serves a staggered three-year term, and each such term ends in a successive year. This provision may make it more difficult for a third person to acquire control of Norfolk Southern since it normally would require two annual stockholders' meetings in order for a potential acquiror to elect a majority of the directors. Because it may take a relatively long period of time for potential acquirors to obtain control, they may be less likely to initiate a proxy contest to elect directors or purchase a substantial block of Norfolk Southern's common stock. These provisions, together with certain terms of preferred stock noted above, could cause our common stock to trade at a lower price than if these provisions did not exist.
Certain Provisions of the Virginia Stock Corporation Act

         The Virginia Act contains certain anti-takeover provisions regarding, among other things, affiliated transactions and control share acquisitions. In general, the Virginia Act's affiliated transactions provisions prevent a Virginia corporation from engaging in an "affiliated transaction" (as defined in the Virginia Act) with an "interested shareholder" (generally defined as a person owning more than 10% of any class of voting securities of the corporation) unless approved by a majority of the "disinterested directors" (as defined in the Virginia Act) and the holders of at least two thirds of the outstanding voting stock not owned by the interested shareholder, subject to certain exceptions.

         Under the control share acquisition provisions of the Virginia Act, shares acquired in a "control share acquisition," generally defined as transactions that increase the voting strength of the person acquiring such shares above certain thresholds in elections of directors generally, have no voting rights unless they are granted by a majority of the outstanding voting stock not owned by such acquiring person or by an employee-director of the company. If such voting rights are granted and the acquiring person controls 50% or more of the voting power, all shareholders, other than the acquiring person, are entitled to receive "fair value" (as defined in the Virginia Act) for their shares. If such voting rights are not granted, the corporation may, if authorized by its articles of incorporation or bylaws, purchase the acquiring person's shares at their cost to the acquiring person. A Virginia corporation has the right to "opt out" of the control share acquisition statute. Although Norfolk Southern has not done so, its Board at any time and without stockholder approval could "opt out" of the statute.


                    DESCRIPTION OF THE DEPOSITARY SHARES

         Norfolk Southern may elect to offer fractional shares of preferred stock rather than full shares of preferred stock. If so, Norfolk Southern will issue receipts for these "depositary shares," each of which will represent a fraction of a share of a particular series of preferred stock. Each holder of a depositary share will be entitled, in proportion to the fraction of preferred stock represented by that depositary share, to the rights and preferences of the preferred stock, including any dividend, voting, redemption, conversion and liquidation rights. Norfolk Southern will enter into an agreement (the "Deposit Agreement") with a depositary, which will be named in the related prospectus supplement, and with the holders of the "depositary receipts" that represent the depositary shares.

         The following summary of the depositary shares is not meant to be complete. For more information, you should refer to the Deposit Agreement, to the depositary receipts and the certificate of designation of the series of preferred stock that underlies that series of depositary shares and to the related prospectus supplement. A form of Deposit Agreement, depositary receipt and certificate of designation will be filed as exhibits to, or incorporated by reference into, the registration statement before we issue depositary receipts.

General

         In order to issue depositary shares, Norfolk Southern will issue preferred stock, and immediately deposit these shares with the depositary. The depositary then will issue and deliver depositary receipts to the persons who purchase depositary shares. The depositary will issue depositary receipts in a form that reflects whole depositary shares, and each may evidence any number of whole depositary shares.

Dividends and Other Distributions

         The depositary will distribute all cash and non-cash distributions it receives, with respect to the underlying preferred stock, to the record holders of depositary shares in proportion to the number of depositary shares they hold. In the case of non-cash distributions, the depositary may determine that the distribution cannot be made proportionately or that it may not be feasible to make the distribution. If so, the depositary will, with our approval, adopt a method it deems equitable and practicable to effect the distribution, including the sale (public or private) of the securities or other non-cash property it receives in the distribution at a place and on terms it deems proper. Norfolk Southern or the depositary may reduce the amount it distributes in order to pay taxes or other governmental charges.

Redemption of Depositary Shares

         If Norfolk Southern redeems the series of preferred stock that underlies the depositary shares, the depositary will redeem the depositary shares from the proceeds it receives from the redemption of the preferred stock it holds. The depositary will redeem the number of depositary shares that represent the amount of underlying preferred stock that Norfolk Southern redeemed. The redemption price per depositary share will be in proportion to the redemption price per share that Norfolk Southern paid for the underlying preferred stock. If Norfolk Southern redeems less than all the depositary shares, the depositary will select by lot, or by some substantially equivalent method, which depositary shares to redeem.

         After a redemption date is fixed, the depositary shares to be redeemed no longer will be considered outstanding. The rights of the holders of the depositary shares will cease, except the right to receive money or other property they are entitled to receive upon the redemption. In order to redeem their depositary shares, holders will surrender their depositary receipts to the depositary. If Norfolk Southern deposits funds with the depositary to redeem depositary shares, and the holders fail to redeem their receipts, the money will be returned to Norfolk Southern within two years from the date the funds are deposited.

Voting the Preferred Stock

         When Norfolk Southern notifies the depositary about any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information to the record holders of depositary shares related to that preferred stock. Each record holder of such depositary shares on the record date (which will be the same date as the record date for the related preferred stock) will be entitled to instruct the depositary how to vote the shares of preferred stock represented by that holder's depositary shares. The depositary will try to vote the preferred stock represented by the depositary shares in accordance with these instructions, provided the depositary receives these instructions sufficiently in advance of the meeting. Norfolk Southern will take all reasonable action necessary to provide the depositary with sufficient notice of any meeting. If the depositary does not receive instructions from the holders of the depositary shares, the depositary will abstain from voting the preferred stock that underlies those depositary shares.

Withdrawal of Preferred Stock

         When a holder surrenders depositary receipts at the corporate trust office of the depositary, and pays any necessary taxes, charges or other fees, the holder will be entitled to receive the number of whole shares of the related series of preferred stock, and any money or other property, if any, represented by their depositary shares. Once a holder exchanges depositary shares for whole shares of preferred stock, that holder cannot "re-deposit" these shares of preferred stock with the depositary, or exchange them for depositary shares. If a holder delivers depositary receipts that represent a number of depositary shares that exceeds the number of whole shares of related preferred stock the holder seeks to withdraw, the depositary will issue a new depositary receipt to the holder that evidences the excess number of depositary shares.

Amendment and Termination of the Deposit Agreement

         Norfolk Southern and the depositary can agree, at any time, to amend the form of depositary receipt and any provisions of the Deposit Agreement. However, if an amendment has a material adverse affect on the rights of the holders of related depositary shares, it must first be approved by the holders of at least a majority of these depositary shares then outstanding. Every holder of a depositary receipt at the time an amendment becomes effective will be bound by the amended Deposit Agreement. However, subject to any conditions in the Deposit Agreement or applicable law, no amendment can impair the right of any holder of a depositary share to receive shares of the related preferred stock, and any money or other property represented by the depositary shares, upon surrender the depositary receipts that represent their depositary shares.

         Norfolk Southern can terminate the Deposit Agreement at any time, as long as it provides at least 60 days' prior written notice to the depositary. If Norfolk Southern terminates the Deposit Agreement, then within 30 days from the date the depositary receives notice, the depositary will deliver whole or fractional shares of the related preferred stock to the holders of depositary shares, when they surrender their depositary receipts. The Deposit Agreement will terminate automatically after all outstanding depositary shares have been redeemed, or, in connection with any liquidation, dissolution or winding up of Norfolk Southern, after the final distribution of Norfolk Southern's assets has been made to the holders of the related series of preferred stock and, in turn, to the holders of depositary shares.

Charges of Depositary

         Norfolk Southern will pay the charges of the depositary, including charges in connection with the initial deposit of the related series of preferred stock, the initial issuance of the depositary shares, and all withdrawals of shares of the related series of preferred stock. Norfolk Southern also will pay all transfer and other taxes and the government charges that arise solely from the existence of the depositary arrangements. However, holders of depositary shares will have to pay all other transfer and other taxes and government charges, as provided in the Deposit Agreement.

Resignation and Removal of Depositary

         The depositary may resign, at any time, by delivering written notice of its decision to Norfolk Southern. We may remove the depositary at any time. Any resignation or removal will take effect when we appoint a successor depositary. Norfolk Southern must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal, and the successor depositary must be a bank or trust corporation that has its principal office in the United States, and has a combined capital and surplus of at least $50,000,000.

Miscellaneous

         Norfolk Southern will be required to furnish certain information to the holders of the preferred stock. The depositary, as the holder of the underlying preferred stock, will forward any reports or information it receives from Norfolk Southern to the holders of depositary shares.

         Neither the depositary nor Norfolk Southern will be liable if its ability to perform its obligations under the Deposit Agreement is prevented or delayed by law or any circumstance beyond its control. Both Norfolk Southern and the depositary will be obligated to use their best judgment and to act in good faith in performing their duties under the Deposit Agreement. Each of Norfolk Southern and the depositary will be liable for gross negligence and willful misconduct in the performance of its duties under the Deposit Agreement. They will not be obligated to appear in, prosecute or defend any legal proceeding with respect to any depositary receipts, depositary shares or preferred stock unless they receive what they, in their sole discretion, determine to be a satisfactory indemnity. Norfolk Southern and the depositary may rely on the advice of legal counsel (including in-house counsel) or accountants of their choice. They may also rely on information provided by persons they believe, in good faith, to be competent, and on documents they believe, in good faith, to be genuine.

         The depositary's corporate trust office will be identified in the related prospectus supplement. Unless the prospectus supplement indicates otherwise, the depositary will act as transfer agent and registrar for depositary receipts, and if Norfolk Southern redeems shares of preferred stock, the depositary will act as redemption agent for the corresponding depositary receipts.


                       DESCRIPTION OF DEBT SECURITIES

         The following description sets forth certain general terms and provisions of the debt securities. The particular terms of each series of debt securities we may offer will be described in the related prospectus supplement. Any senior debt securities will be issued under a senior indenture, dated as of January 15, 1991, between the Company and U.S. Bank Trust National Association, formerly known as First Trust of New York, National Association, as successor trustee. Any subordinated debt securities will be issued under a subordinated indenture between the Company and U.S. Bank Trust National Association, as trustee. The senior indenture and the subordinated indenture are sometimes referred to collectively as the "indentures," and the trustee under each indenture is sometimes referred to collectively as the "trustees."

         The following summary of certain provisions of the indentures and the debt securities is not meant to be complete. For more information, you should refer to the full text of the indentures and the debt securities, including the definitions of certain terms not defined herein, and the related prospectus supplement. The senior indenture has been incorporated by reference as an exhibit to this registration statement, and a form of the subordinated indenture, or any supplements to either of the indentures, will be filed as exhibits to, or incorporated by reference into, the registration statement before we issue debt securities.

General

         The indentures do not limit the aggregate principal amount of debt securities Norfolk Southern may issue. Unless otherwise specified in a prospectus supplement,

        o         debt securities will be unsecured obligations of Norfolk
                  Southern;
        o senior debt securities will rank equally with all other unsecured and unsubordinated indebtedness of Norfolk Southern; and
        o subordinated debt securities will be subordinate, in right of payment, to all senior indebtedness (as defined in the applicable subordinated indenture).

         A prospectus supplement will describe the following terms of any series of debt securities we may offer:

        o         the title;
        o         any limit on the amount that may be issued;
        o         the date(s) of maturity;
        o the rate(s) of interest, if any, or the method of calculation, the date(s) interest will begin to accrue, the date(s) interest will be payable and the regular record dates for interest payment dates or the method for determining such date(s);
        o         the covenants applicable to the debt securities;
        o any mandatory or optional sinking fund or analogous provisions;
        o the date(s), if any, on which, and the price(s) at which Norfolk Southern is obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at a holder's option to purchase, such series of debt securities and other related terms and provisions;
        o the applicability of any provisions described under "Satisfaction and Discharge of Indenture" in the indentures;
        o the index used to determine any payments to be made on the debt securities;
        o the currency or currencies of any payments to be made on the debt securities;
        o         whether or not the debt securities will be issued in
                  global form, their terms and the depositary;
        o         the terms upon which a global note may be exchanged in
                  whole or in part for other debt securities; and
        o         any other terms of the series of debt securities.

Conversion or Exchange of Debt Securities

         The prospectus supplement will set forth the terms on which a series of debt securities may be converted into or exchanged for other securities of Norfolk Southern. These terms will include whether conversion or exchange is mandatory, or is at the option of the holder or of Norfolk Southern. We also will describe how we will calculate the number of securities that holders of debt securities would receive if they convert or exchange their debt securities.

Events of Default

         Under the indentures, an "event of default" includes the following:

        o failure to pay any principal or premium, if any, when due;
        o failure to pay any interest when due, and this failure continues for 30 days and the time for payment has not been extended or deferred;
        o         failure to pay any sinking fund installment when due;
        o failure to perform any covenant in the indenture, and the failure continues for 90 days;
        o acceleration of any indebtedness of Norfolk Southern (or any "significant subsidiary" of Norfolk Southern, as defined in the federal securities laws) in an aggregate principal amount that exceeds $30,000,000; and
        o certain events of bankruptcy, insolvency or reorganization.

         If an event of default occurs and is continuing, either the trustee or the holders of at least 25%, in aggregate principal amount, of the outstanding debt securities affected by the default, may notify Norfolk Southern (and the trustee, if notice is given by the holders) and declare that the unpaid principal, premium, and accrued interest, if any, is due and payable immediately. However, under certain circumstances, the holders of a majority in aggregate principal amount of outstanding debt securities may be able to rescind and annul this declaration for accelerated payment. Norfolk Southern will furnish the trustee with an annual statement that describes how Norfolk Southern has performed its obligations under the indenture, and that specifies any defaults that may have occurred.

Subordination of Subordinated Debt Securities

         The terms of a series of subordinated debt securities will be set forth in the subordinated indenture and the related prospectus supplement. The subordinated debt securities will be unsecured obligations of Norfolk Southern and will be subordinate in right of payment to certain other indebtedness of Norfolk Southern. Unless otherwise indicated in the related prospectus supplement, the subordinated indenture does not contain any restrictions on the amount of senior or other subordinated indebtedness that Norfolk Southern may incur.

         The subordinated debt securities will be subordinate only to senior debt securities and secured debt. In the event of the bankruptcy or insolvency of Norfolk Southern before or after maturity of the subordinated debt securities, unsecured creditors who do not hold senior debt securities will rank equally with the holders of the subordinated debt securities in priority of payment. However, federal bankruptcy courts have broad equity powers. A bankruptcy court may, among other things, reclassify subordinated debt securities into a class of claims with a different relative priority than other claims against the Company.

Satisfaction and Discharge of Indentures

         Norfolk Southern may terminate its obligations with respect to a series of debt securities under the indentures if:

        o all the outstanding debt securities have been delivered to the trustee for cancellation;

        o Norfolk Southern has paid all sums it is required to pay under the respective indentures; or

        o Norfolk Southern deposits with the trustee sufficient funds, or the equivalent thereof, to cover payments due under the indentures.

         As a condition to defeasance, Norfolk Southern must deliver to the trustee an opinion of counsel to the effect that (i) the holders will not recognize gain or loss on such debt securities for federal income tax purposes solely as a result of Norfolk Southern's defeasance, and (ii) the holders will be subject to federal income tax in the same amounts and at the same times as would have been the case if Norfolk Southern's defeasance had not occurred. In the event of defeasance, holders of debt securities must look to the funds Norfolk Southern has deposited with the trustee to cover payments due under the indentures.

Modification and Waiver

         Norfolk Southern and the trustee may modify or amend the indentures by obtaining the written consent of the individuals who hold at least a majority, in aggregate principal amount, of the outstanding debt securities of each series that is affected. However, certain changes can be made only with the consent of each holder of an outstanding series of debt securities. For example, each holder must consent to changes in:

        o         the stated maturity date;
        o         the principal, premium, or interest payments, if any;
        o         the place or currency of any payment;
        o         the rights of holders to enforce payment;
        o the percentage of outstanding debt securities of any series, if the consent of the holders of those debt securities is needed to modify, amend or waive certain provisions of the indenture;
        o the conversion provisions of any convertible debt security; or
        o         the subordination provisions.

         The holders of a majority, in aggregate principal amount, of the outstanding debt securities of any series can consent, on behalf of the holders of the entire series, to waive certain provisions of the indentures. In addition, these holders also can consent to waive any past default under the indentures, except:

        o         a default in any payments due; and
        o a default on an indenture provision that can be modified or amended only with the consent of each holder of an outstanding debt security.

Consolidation, Merger and Sale of Assets

         Norfolk Southern cannot merge with, or sell, transfer or lease substantially all of its assets to, another corporation, without the consent of the holders of a majority, in aggregate principal amount, of the outstanding debt securities under the indentures, unless:

        o the successor corporation is organized and existing under the laws of the United States and assumes Norfolk Southern's obligations under the respective indenture;
        o after giving effect to the transaction, no event of default (and no event which, after notice or lapse of time, would become an event of default) will have occurred and be continuing; and
        o the successor corporation executes a supplemental indenture that assumes the obligations of the related indenture, satisfies the trustees, and provides the necessary opinions and certificates.

         Since Norfolk Southern is a holding company, if one of its subsidiaries distributes its assets as a result of a liquidation or recapitalization of that subsidiary, the rights of Norfolk Southern, of Norfolk Southern's creditors and of the holders of debt securities to participate in the subsidiary's distribution of assets will be subject to the prior claims of that subsidiary's creditors, except to the extent that Norfolk Southern itself may be a creditor with prior claims enforceable against its subsidiary.

Form, Exchange and Transfer

         Unless otherwise indicated in a prospectus supplement, the debt securities of each series will be issued only in fully registered form, without coupons, and in denominations of $100,000 and integral multiples of $1,000 thereof. At the option of the holder, subject to the terms of the indentures and the limitations on global securities described in a prospectus supplement, debt securities of any series will be exchangeable for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount. Holders can exchange or register the transfer of their debt securities, in the manner prescribed by Norfolk Southern or the trustee, at the office of Norfolk Southern's security registrar or transfer agent which Norfolk Southern will designate in the related prospectus supplement. Unless the debt securities provide otherwise, there is no service charge to exchange or register the transfer of debt securities. However, Norfolk Southern may require holders to pay any taxes or other governmental charges. Norfolk Southern can designate additional transfer agents, terminate any transfer agent, or change the office through which a transfer agent acts, but Norfolk Southern must maintain a transfer agent in each place, as described in the related prospectus supplement, where debt securities payments are made.

 Concerning the Trustee

         Unless the related prospectus supplement indicates otherwise, U.S. Bank Trust National Association will be the trustee under each of the indentures, and will act as the security registrar and paying agent for the Company's debt securities.

         The holders of a majority, in aggregate principal amount, of the debt securities of any series will have the right to direct the time, method and place to conduct any proceeding to exercise any remedy available to the trustee, subject to certain exceptions. The indentures provide that if an event of default occurs (and is not cured) with respect to a series of debt securities, the trustee will be required, in the exercise of its power, to use the same degree of care a prudent person would use in the conduct of that person's own affairs. Subject to this standard, the trustee is not obligated to exercise any of its powers under the indentures at the request of a debt securities holder, unless the holder offers to indemnify the trustee against any loss, liability or expense, and then only to the extent required by the terms of the applicable indenture.

 Governing Law

         The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act shall be applicable.


                            PLAN OF DISTRIBUTION

      Norfolk Southern may sell common stock, preferred stock, depositary shares or any series of debt securities we may offer, from time to time, in one or more of the following ways:

        o to underwriters for resale to the public or to institutional investors;
        o         directly to institutional investors; or
        o through agents to the public or to institutional investors.

      The related prospectus supplements will set forth the terms of the offering of the securities including:

        o         the name or names of any underwriters or agents;
        o         the purchase price of such securities;
        o         the proceeds to Norfolk Southern from such sale;
        o any underwriting discounts, agency fees and other items constituting underwriters' or agents' compensation;
        o         any initial public offering price;
        o any discounts, concessions or commissions dealers receive from underwriters; and
        o any securities exchanges on which the securities may be listed.

         If underwriters are used in the sale, the underwriters will acquire the securities for their own account, and they may resell the securities, from time to time, in one or more transactions, including negotiated transactions, either at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may receive compensation from Norfolk Southern in the form of discounts or commissions, and to the extent they act as agents, they may also receive commissions from the purchasers of securities. Underwriters also may sell securities to or through dealers. Dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters, and to the extent they act as agents, commissions from the purchasers of securities.

         Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

         Underwriters and agents may be entitled, under agreements entered into with Norfolk Southern, to be indemnified by Norfolk Southern against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof. Underwriters and agents may be customers of, engage in transactions with, or perform services for Norfolk Southern and its affiliates in the ordinary course of business.

         Other than Norfolk Southern common stock which is listed on the NYSE, each series of securities will be a new issue of securities and will have no established trading market. Any common stock sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. Any underwriters to whom securities are sold by Norfolk Southern for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than common stock, may or may not be listed on a national securities exchange.


                               LEGAL OPINIONS

         William A. Noell, Jr., Esq., General Solicitor - Corporate for Norfolk Southern (or another senior corporate counsel designated by the Company) will pass upon the validity of the securities for Norfolk Southern. The counsel named in the applicable prospectus supplement will pass upon the validity of the securities for any underwriter. Mr. Noell, as General Solicitor - Corporate for Norfolk Southern, participates in various employee benefit and incentive plans, including stock option plans, offered to employees of Norfolk Southern.


                                  EXPERTS

         KPMG LLP, independent certified public accountants, audited the Company's consolidated financial statements and related schedule as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999, as indicated in their report. All of these documents have been incorporated by reference into this prospectus and elsewhere in the registration statement in reliance on the report of KPMG LLP and upon their authority as experts in auditing and accounting. The consolidated financial statements of Conrail as of, and for the year ended, December 31, 1999, appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1999, have been incorporated by reference into this prospectus and elsewhere in the registration statement in reliance on the report of KPMG LLP and Ernst & Young LLP, both independent certified public accountants, given on the authority of said firms, as experts in auditing and accounting.

         The consolidated financial statements of Conrail Inc. as of December 31, 1998 and for each of the two years in the period ended December 31, 1998 incorporated in this prospectus by reference to the Annual Report on Form 10-K of Norfolk Southern Corporation for the year ended December 31, 1999, which includes such financial statements of Conrail Inc. in exhibit 99, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on authority of said firm as experts in auditing and accounting.

                                  PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

 Item 14.  Other Expenses of Issuance and Distribution

         The following table sets forth the expenses to be borne by Norfolk Southern in connection with the offerings described in this registration statement. All such expenses, other than the Securities and Exchange Commission registration fee, are estimates.



Securities and Exchange Commission Registration Fee...............$   264,000
Transfer Agents, Trustees and Depositary's Fees  and Expenses.....$    75,000
Printing and Engraving Fees and Expenses..........................$   100,000
Accounting Fees and Expenses......................................$   250,000
Legal Fees, Blue Sky Fees and Expenses............................$   600,000
Rating Agency Fees and Expenses...................................$   100,000
Miscellaneous (including Listing Fees, if applicable).............$    15,000
                                                                     --------
Total.............................................................$ 1,404,000
                                                                    =========

Item 15.  Indemnification of Directors and Officers

         The Virginia Stock Corporation Act (the "Virginia Act") provides, in general, for the indemnification of Norfolk Southern's directors and officers in a variety of circumstances, which may include indemnification for liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Under Sections 13.1-697 and 13.1-702 of the Virginia Act, a Virginia corporation generally is authorized to indemnify its directors and officers in civil or criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful.

         Article VI of Norfolk Southern's Restated Articles of Incorporation provides, in general, for mandatory indemnification of directors and officers (including former directors and officers), to the fullest extent permitted by Virginia law, against liability incurred by them in proceedings by third parties, or by or on behalf of Norfolk Southern itself, by reason of the fact that such person is, or was, a director or officer of Norfolk Southern, or is, or was, serving at the request of Norfolk Southern as a director, officer, employee, agent or otherwise of another corporation. However, the Virginia Act does not permit indemnity for willful misconduct or for a knowing violation of the criminal law.

         Article VI of Norfolk Southern's Restated Articles of Incorporation also provides that in every instance, and to the fullest extent, permitted by Virginia corporate law in effect from time to time, Norfolk Southern directors and officers (including former directors and officers) shall not be liable to Norfolk Southern or its shareholders. Under current Virginia law, this provision cannot limit liability for willful misconduct or for a knowing violation either of the criminal law or of any federal or state securities law.

         Norfolk Southern directors and officers are covered by certain policies providing directors' and officers' liability insurance. In general, the insurers are obliged to make payments under these policies only if Norfolk Southern may indemnify a director or officer and does not or cannot do so. The policies are issued on a "claims made" basis, and apply as well to service performed by such individuals at the direction of Norfolk Southern as a director, officer, employee, agent or otherwise of another corporation.

         In the distribution and underwriting agreements, filed or to be filed as Exhibits 1.1-1.2 hereto, underwriters and agents will agree to indemnify, under certain conditions, Norfolk Southern, its directors, certain of its officers and persons who control Norfolk Southern within the meaning of the Securities Act against certain liabilities.

Item 16.  Exhibits

         The following is a list of all exhibits filed as a part of this registration statement on Form S-3:

Exhibit
Number                      Description of Exhibits

1.1      Form of Distribution Agreement; incorporated by reference to
         Exhibit 1 to Registrant's Registration Statement on Form S-3 (No. 33-38595).

1.2 Form of Underwriting Agreement with respect to each series of securities registered hereunder and issued pursuant hereto will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference.

4.1 Senior Indenture, dated January 15, 1991, between the Registrant and U.S. Bank Trust National Association, formerly known as First Trust of New York, National Association, as successor to the trustee; incorporated by reference to Exhibit 4 to Registrant's Registration Statement on Form S-3 (No. 33-38595).

4.2 Form of Subordinated Indenture between the Registrant and U.S. Bank Trust National Association, formerly known as First Trust of New York, National Association, as trustee; incorporated by reference to Exhibit 4.2 to Registrant's Registration Statement on Form S-3 (No. 333-20203).

4.3 The form or forms of securities with respect to each particular series of securities registered hereunder and issued pursuant hereto will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference.

4.4 The form of any certificate of designation, or other similar document, with respect to any preferred stock registered hereunder and issued pursuant hereto will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference.

4.5 Form of Depositary Agreement for depositary shares, with respect to any particular series of depositary shares offered pursuant hereto, will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference.

4.6 Rights Agreement, dated as of September 26, 2000, between the Registrant and The Bank of New York; incorporated by reference to
         Exhibit 4 to the Registrant's Current Report on Form 8-K, dated September 26, 2000.

5.1 Opinion of William A. Noell, Jr., Esq., General Solicitor - Corporate of the Registrant will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference with respect to any particular offering of securities pursuant hereto.

5.2 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference with respect to any particular offering of securities pursuant hereto.

12.1     Computation of Consolidated Ratio of Earnings to Fixed Charges.

23.1 Consent of William A. Noell, Jr., Esq., General Solicitor - Corporate of the Registrant (included in Exhibit 5.1).

23.2     Consent of KPMG LLP.

23.3     Consent of KPMG LLP and Ernst & Young LLP.

23.4     Consent of PricewaterhouseCoopers LLP.

23.5     Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in
         Exhibit 5.2).

24.1     Powers of Attorney (see signature page).

25.1 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank Trust National Association, formerly known as First Trust of New York, National Association, as successor to the trustee, with respect to the senior indenture, and as trustee, with respect to the subordinated indenture.

Item 17.  Undertakings

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act;
(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (5) That, (i) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective and (ii) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (6) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norfolk, in the Commonwealth of Virginia on September 26, 2000.

                      NORFOLK SOUTHERN CORPORATION

                      By   /s/   David R. Goode
                          --------------------------------------------
                          Name:  David R. Goode
                          Title: Chairman of the Board,
                                 President and Chief Executive
                                 Officer



                             POWER OF ATTORNEY

         Each person whose signature appears below hereby authorizes J. Gary Lane, Henry C. Wolf and W. J. Romig, and each and any one of them, as attorneys-in-fact and agents, with full powers of substitution, to sign on his or her behalf, individually and in the capacities stated below, and to file any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act) with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done in the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                  Title                      Date
------------------------   -------------------------   -----------------------

/s/ David R. Goode          Chairman of the Board,       September 26, 2000
------------------------     President and Chief
    David R. Goode          Executive Officer and
                                   Director
                             (Principal Executive
                                    Officer)


/s/ Henry C. Wolf            Vice Chairman and Chief     September 26, 2000
------------------------       Financial Officer
    Henry C. Wolf             (Principal Financial
                                    Officer)


/s/ John P. Rathbone           Vice President and        September 18, 2000
------------------------           Controller
    John P. Rathbone          (Principal Accounting
                                   Officer)


/s/ Gerald L. Baliles               Director             September 26, 2000
------------------------
    Gerald L. Baliles


/s/ Carroll A. Campbell, Jr.        Director             September 26, 2000
-------------------------
    Carroll A. Campbell, Jr.


/s/ Gene R. Carter                  Director             September 26, 2000
------------------------
    Gene R. Carter


/s/ L.E. Coleman                    Director             September 26, 2000
------------------------
    L.E. Coleman


/s/ Alston D. Correll               Director             September 26, 2000
------------------------
   Alston D. Correll


/s/ Steven F. Leer                  Director             September 26, 2000
------------------------
    Steven F. Leer


/s/ Jane Margaret O'Brien           Director             September 26, 2000
--------------------------
    Jane Margaret O'Brien


/s/ Harold W. Pote                  Director             September 26, 2000
--------------------------
    Harold W. Pote



                               EXHIBIT INDEX

1.1      Form of Distribution Agreement; incorporated by reference to
         Exhibit 1 to Registrant's Registration Statement on Form S-3 (No. 33-38595).

1.2 Form of Underwriting Agreement with respect to each series of securities registered hereunder and issued pursuant hereto will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference.

4.1 Senior Indenture, dated January 15, 1991, between the Registrant and U.S. Bank Trust National Association, formerly known as First Trust of New York, National Association, as successor to the trustee; incorporated by reference to Exhibit 4 to Registrant's Registration Statement on Form S-3 (No. 33-38595).

4.2 Form of Subordinated Indenture between the Registrant and U.S. Bank Trust National Association, formerly known as First Trust of New York, National Association, as trustee; incorporated by reference to Exhibit 4.2 to Registrant's Registration Statement on Form S-3 (No. 333-20203).

4.3 The form or forms of securities with respect to each particular series of securities registered hereunder and issued pursuant hereto will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference.

4.4 The form of any certificate of designation with respect to any preferred stock registered hereunder and issued pursuant hereto will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference.

4.5 Form of Depositary Agreement for depositary shares, with respect to any particular series of depositary shares offered pursuant hereto, will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference.

4.6 Rights Agreement, dated as of September 26, 2000, between the Registrant and The Bank of New York; incorporated by reference to
         Exhibit 4 to the Registrant's Current Report on Form 8-K, dated September 26, 2000.

5.1 Opinion of William A. Noell, Jr., Esq., General Solicitor - Corporate of the Registrant will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference with respect to any particular offering of securities pursuant hereto.

5.2 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference with respect to any particular offering of securities pursuant hereto.

12.1     Computation of Consolidated Ratio of Earnings to Fixed Charges.

23.1 Consent of William A. Noell, Jr., Esq., General Solicitor - Corporate of the Registrant (included in Exhibit 5.1).

23.2     Consent of KPMG LLP.

23.3     Consent of KPMG LLP and Ernst & Young LLP.

23.4     Consent of PricewaterhouseCoopers LLP.

23.5     Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in
         Exhibit 5.2).

24.1     Powers of Attorney (see signature page).

25.1 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank Trust National Association, formerly known as First Trust of New York, National Association, as successor to the trustee, with respect to the senior indenture, and as trustee, with respect to the subordinated indenture.